                           CONSUMER DIRECT OF AMERICA

                      AND CRUSADER CAPITAL PARTNERS II, LLC

================================================================================

                         COMMON STOCK PURCHASE AGREEMENT

================================================================================

PURCHASE OF SHARES OF COMMON STOCK OF CONSUMER DIRECT OF AMERICA IN PRIVATE
PLACEMENT UNDER REGULATION D, RULE 506 OF THE SECURITIES ACT OF 1933

                                  JULY 29, 2005

                           CONSUMER DIRECT OF AMERICA
                           --------------------------

                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------

                                TABLE OF CONTENTS
                                -----------------

               Appendix I - Schedule of Purchases of Common Stock

                              Disclosure Schedules

                                       i

                           CONSUMER DIRECT OF AMERICA
                           --------------------------

                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------

         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of
July 29, 2005 (the "Effective Date"), by and between Consumer Direct of America, a corporation organized and existing under the laws of the State of Nevada (the
"Company"), and Crusader Capital Partners II, LLC, a limited liability company organized and existing under the laws of the State of New York (the
"Purchaser"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to them in Section 9.1.

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company seeks to cause the
Company to obtain additional funding for the purpose of consummating acquisitions and furthering growth, the Spin Off (as defined herein) and for its working capital and other needs through the issuance and sale of shares of common stock, $0.001 per value per share ("Common Stock") to the Purchaser (the
"Common Stock"); and

         WHEREAS, the Company plans to spin off the common stock of its subsidiary, Consumer Direct Lending (to be called Shearson Home Loans), a Nevada corporation ("CDL"), to its stockholders in a tax free spin off transaction where a stockholder of the Company will receive one (1) share of CDL for each share of Company Common Stock ("Spin Off");

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               1. Sale and Purchase of Common Stock.

                  (a) Initial Closing. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3 hereof) (the "Effective
Date"), the Company shall issue, sell and deliver to the Purchaser, and the
Purchaser shall purchase from the Company for the Purchase Price (as defined in
Section 2 hereof), 4,166,667 shares of Common Stock for an aggregate purchase price of $250,000 representing 30.69% of the outstanding shares of Common Stock on a fully-diluted basis (taking into account the issuance and sale of Common
Stock to the Purchaser under this Section 1(a)).

                  (b) Subsequent Closings. On and after the Effective Date and until thirty (30) days after the Closing, unless mutually extended by the
Company and the Purchaser, the Purchaser shall have the option to purchase up to an aggregate amount of $1,250,000 of additional shares of Common Stock at the
Adjusted Purchase Price. "Adjusted Purchase Price" means the lower of (i) the
Purchase Price (as defined in Section 2(a)) paid by purchaser at the Closing or
(ii) thirty percent (30%) times the closing bid price on the trading day immediately preceding the Subsequent Closing Date as reported in the over-the-counter bulletin board (OTCBB) governed by the NASD or on the exchange where the Common Stock is then traded (if there is no closing bid price on such date, the last reported bid price shall be used), or in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Purchaser and reasonably acceptable to the Company. The date of any closing on or after the Effective
Date is sometimes referred to herein as a "Subsequent Closing Date" and such closing is sometimes referred to herein as a "Subsequent Closing." Following each Subsequent Closing, the Company shall update Appendix I to reflect all such purchases of Common Stock by the Purchaser. The Company and the Purchaser at
each Subsequent Closing will become parties to, bound by and subject to the provisions of this Agreement with respect to the shares purchased at such
Subsequent Closing.

               2. Purchase Price, Expenses, Commission and Management Fee.

                  (a) Purchase Price. The shares of Common Stock issued and sold pursuant to Section 1 hereof shall be issued and sold to Purchaser on the
Closing Date at a purchase price of six cents ($.06) per share (the "Purchase
Price") or the Adjusted Purchase Price, as applicable. Subject to the terms and conditions of this Agreement, the Purchaser shall at the Closing and any
Subsequent Closing pay the Purchase Price or the Adjusted Purchase Price, as
applicable of such shares by wire transfer of immediately available funds to the account of the Company as shall have been designated in advance to the Purchaser by the Company or by such other method as may be reasonably acceptable to the
Company ("Payment").

                  (b) Expenses. The Company shall pay its and Purchaser's
out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby and shall pay, in connection with the execution and delivery of this Agreement, the Transaction Documents (as defined herein), or the issuance, delivery or acquisition of the Common Stock: (i) the Purchaser's filings fees, legal fees and expenses, marketing fees (Federal Express, printing, etc.) and other fees and expenses, (ii) state Blue Sky fees, (iii) all stamp and other Taxes, and (iv) such other expenses as provided in the
Registration Rights Agreement (as defined herein).

                  (c) Commission. The parties acknowledge that Company and
Crusader Securities, LLC, an affiliate of the Purchaser, are parties to an advisory agreement dated June 23, 2005 ("Advisory Agreement") under which the
Company is required to pay Crusader Securities, LLC fees and expenses for its investment banking services provided to the Company and its Subsidiaries. These fees are: (i) non-refundable engagement fee of $50,000 for corporate advisory services; (ii) 10% of equity raised; 7% of mezzanine or subordinated financing;
and 2% of senior debt; as a capital placement fee; and (iii) 2% - 5% of total consideration paid or received in a merger or acquisition transaction (depending on the amount of aggregate consideration) as a mergers and acquisitions fee; and
(iv) $50,000 for taking CDL public in the Spin Off.

                  (d) Management Fee. The parties acknowledge that the Purchaser is required to pay to Crusader Capital, LLC ("Crusader Capital"), an affiliate of Purchaser, pursuant to Crusader Capital's operating agreement and a management services agreement between Crusader Capital and Purchaser, a management fee comprising ten percent (10%) of all shares of Common Stock purchased pursuant to this Agreement. Such shares shall in all instances be issued in the name of Crusader Capital, LLC.

               3. Closing and Subsequent Closings. The initial closing of the sale and purchase of the Common Stock pursuant to Section 1 hereof (the
"Closing") shall take place at Gibbons, Del Deo, Dolan, Griffinger & Vecchione,
One Pennsylvania Plaza, 37th Floor, New York, New York (in person or by facsimile) simultaneously with the execution hereof. The date on which the
Closing is held is referred to in this Agreement as the "Closing Date". At the
Closing and any Subsequent Closing, the parties shall execute and deliver the documents referred to in Section 8 hereof, and the Company shall deliver to the
Purchaser a certificate representing the Common Stock being purchased by the
Purchaser hereby against Payment of the Purchase Price or Adjusted Purchase
Price therefor as provided in Section 2 above or by such other method as may be reasonably acceptable to the Company and the Purchaser.

               4. Representations and Warranties of the Company. On and as of
the Closing Date and Subsequent Closing Date, the Company hereby represents and warrants to the Purchaser as follows:

                  4.1  Organization and Good Standing; Capitalization.

                  (a) The Company is duly organized and validly existing under the laws of the State of Nevada and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as it is proposed to be conducted. The Company is duly qualified or authorized to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization, except where the failure to so qualify would not have a Material Adverse Effect.

                  (b) The authorized and issued capital stock of the Company immediately prior to the Closing Date and the legal and beneficial ownership thereof is as set forth on Schedule 4.1(b). All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable.

                  (c) Except as disclosed on Schedule 4.1(c), (i) there is no option, warrant, call, right, commitment or other agreement of any character to which the Company is a party, (ii) there are no securities of the Company outstanding which, upon conversion or exchange, and (iii) there are no stock appreciation rights, or other similar rights based on securities of the Company which, in the case of clause (i), (ii) or (iii), would require the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Except as disclosed on Schedule 4.1(c)
and other than this Agreement the Company is not a party to, nor is it aware of, any voting trust or other voting agreement with respect to any of the securities of the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

                  4.2 Authorization of Agreement; Enforceability. The Company
has all requisite corporate power and authority to execute and deliver this
Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement and the Registration

Rights Agreement (collectively, the "Transaction Documents"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the
Company and its stockholders. This Agreement and each of the other Transaction
Documents have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Purchaser, this Agreement and each of the other Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors'
rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  4.3 Subsidiaries, Joint Ventures, Partnerships, Etc.

                  (a) Schedule 4.3(a) hereof sets forth a true, complete and correct list of each company or other entity in which the Company holds an interest of fifty percent (50%) or greater (each such corporation or other entity is referred to herein as a "Subsidiary" and, collectively, the
"Subsidiaries"). Each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Subsidiary which are owned by the
Company have been duly authorized and validly issued, and are fully paid and non-assessable. The Company, directly or indirectly, owns the percentage of capital indicated in Schedule 4.3(a) next to each such Subsidiary, free and clear of any Liens, except as set forth in Schedule 4.3(a), and except for any
Permitted Liens. Unless the context otherwise requires, all references to the
"Company" shall mean the Company and its Subsidiaries, collectively.

                  (b) The Company is not a party to any joint venture,
partnership or similar arrangement in which the Company or any of its
Subsidiaries participates.

                  4.4 Non-Contravention; Consents of Third Parties. Except as
set forth on Schedule 4.4, none of the execution and delivery by the Company of this Agreement or the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the certificate of incorporation of the Company or by-laws of the Company, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Permit or Order to which the Company is a party or any
Contract to which the Company or any of its Subsidiaries is bound or by which the Company or any of its properties or assets is bound, (c) constitute a violation of any Law applicable to the Company or (d) result in the creation of any Lien upon the properties or assets of the Company. Except as set forth on
Schedule 4.4 and other than those which have

been obtained or made, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement or the other Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.

                  4.5 Authorization of Shares. The issuance, sale, and delivery of the shares of Common Stock to be purchased pursuant to Section 1 has been duly authorized by all requisite action of the Company, and, when issued, sold and delivered in accordance with this Agreement and the Company's certificate of incorporation, all such shares of Common Stock will be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Company or any other Person.

                  4.6 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act of 1933, as amended ("Securities Act") and the Securities Exchange Act of 1934, as amended ("Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the
"SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports compiled in all material respects with the requirements of the Securities Act and the Exchange
Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  4.7 No Undisclosed Liabilities. Except for the issuance of the shares of Common Stock contemplated by this Agreement or as set forth on
Schedule 4.7, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) trading day prior to the date that this representation is made.

                  4.8 Taxes.

                  (a) Except as set forth on Schedule 4.8(a), the Company and each of its Subsidiaries has filed all Tax returns (including statements of estimated Taxes owed) and reports required to be filed within the applicable periods (subject to extensions) for such filings and has paid all Taxes required to be paid, and has established adequate reserves (net of estimated Tax payments already made) for the payment of all Taxes payable in respect of the period subsequent to the last periods covered by such returns. Such Tax returns and reports are true and correct in all material respects. Except as set forth on
Schedule 4.8(a), no deficiencies for any Tax are currently assessed against the
Company or any Subsidiary, and, no Tax returns of the Company or any Subsidiary have ever been audited, and, to the knowledge of the Company, there is no such audit pending or contemplated. Neither the Company nor any of its Subsidiaries
has received any notice of any audit of any of the Tax returns by any United
States or foreign taxing authority. There is no Tax lien, whether imposed by any foreign, federal, state or local taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries other than Liens for Taxes which are not yet due. Neither the Company nor any of its
Subsidiaries has executed any waiver of the statute of limitations on the assessment or collection of any Tax or governmental charge. The Company and its
Subsidiaries have properly charged, collected and paid all applicable stamp, sales, use and other similar Taxes on or before the Closing Date.

                  (b) Neither the Company nor any of its stockholders (present or former) has ever filed an election pursuant to Section 1362 of the Internal
Revenue Code of 1986, as amended (the "Code"), that the Company (or its predecessor companies) be taxed as an S Corporation. The Company (and its predecessor companies) have never been a member of an affiliated group (within the meaning of Section 1504 of the Code or any similar provision of state, local or foreign law) filing a consolidated, uniform or combined tax return.

                  (c) The transactions contemplated hereby will not give rise to the payment of any amount pursuant to any employment agreement or other agreement to which the Company or any Subsidiary is a party, being non-deductible by the Company or any Subsidiary by reason of Section 280(G) of the Code.

                  4.9 Real Property.

                  (a) Owned. The Company owns no real estate.

                  (b) Leased.

                      (i) Schedule 4.9(b)(i) sets forth a complete list of all
real property and interests in real property leased by the Company or any of its
Subsidiaries (each, a "Real Property Lease", and collectively, the "Real
Property Leases") as lessee or lessor. The Company or the applicable Subsidiary has a good and valid leasehold interest in and to the leasehold estates in all
Real Property Leases, in each case free and clear of all Liens other than
Permitted Liens. Neither the Company nor any Subsidiary has any reason to believe that such leasehold interest would not be insurable subject to customary exceptions.

                      (ii) Except as set forth on Schedule 4.9(b)(ii), each of
the Real Property Leases is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Real Property Lease by the Company or the applicable
Subsidiary or, to the knowledge of the Company or such Subsidiary, by any other party thereto, and to the knowledge of the Company or such Subsidiary no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Real
Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

                      (iii) No previous or current party to any Real Property
Lease has given notice of or made a claim with respect to any breach or default thereunder. With respect to those Real Property Leases that were assigned or subleased to the Company or a Subsidiary by a third party, all necessary consents to such assignments or subleases have been obtained.

                      (iv) Except as set forth on Schedule 4.9(b)(iv), with
respect to the leasehold estates in all Real Property Leases: (i) to the knowledge of the Company and its Subsidiaries, no portion thereof is subject to any Legal Proceeding, and to the knowledge of the Company and its Subsidiaries, there is no threatened condemnation or proceeding with respect thereto; (ii)
there are no Contracts to which the Company or any Subsidiary is a party, granting to any one or more Persons other than the Company or such Subsidiary the right of use or occupancy of any portion of the parcels subject to the Real
Property Leases; (iii) there are no Persons (other than the Company, its
Subsidiaries or its lessees disclosed pursuant to clause (ii) above) in possession of the property subject to the Real Property Leases; (iv) the physical condition of the property subject to the Real Property Leases is sufficient to permit the conduct of the business of the Company and its
Subsidiaries as presently conducted, subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction; and (v) to the knowledge of the Company and its Subsidiaries, the material properties subject to the Real
Property Leases have been leased at fair market value.

                  4.10 Title to Assets. The Company and the Subsidiaries own
good and marketable title to all personal property owned by them that is material to the business of the Company and Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the
payment of federal, state or other taxes, the payment which is neither delinquent nor subject to penalties.

                  4.11 Intellectual Property Rights. The Company and the
Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a
Material Adverse Effect (collectively, the "Intellectual Property Rights").
Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any
Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual
Property Rights of others. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect.

                  4.12 Litigation. There are no Legal Proceedings pending or, to the knowledge of the Company and its Subsidiaries, threatened, that question the validity of this Agreement or any of the other Transaction Documents or any action taken or to be taken by the Company or any Subsidiary in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 4.12 there are no Legal Proceedings pending or, to the knowledge of the Company and its Subsidiaries, threatened against or affecting the Company, any of its Subsidiaries or any of their respective properties or assets, and, to the knowledge of the Company and its Subsidiaries, there is no reasonable basis for any such Legal Proceeding. There is no outstanding or, to the knowledge of the Company and its Subsidiaries, threatened Order of any
Governmental Body against, in respect of or naming the Company or any of its
Subsidiaries or in respect of any of their respective properties or assets or against the Company or its Subsidiaries.

                  4.13 Compliance with Laws; Permits.

                  (a) The Company and each Subsidiary is and at all times has been in compliance in all material respects with all material Laws and material
Orders promulgated by any Governmental Body applicable to the Company or such
Subsidiary, or to the conduct of the business or operations of the Company or such Subsidiary, or the use of any of their respective properties (including any leased properties) and assets. Neither the Company nor any Subsidiary has received any notices of violation or alleged violation of any such Law or Order by any Governmental Body.

                  (b) The Company and each Subsidiary has all material Permits necessary for the conduct of its business as currently conducted and as proposed to be conducted. The Company and each Subsidiary has complied in all material respects with all conditions of such Permits applicable to it; no default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation has occurred in the due observance of any such Permit; all such Permits are in full force and effect without further consent or approval of any Person; and neither the Company nor any Subsidiary has received any notice from any source to the effect that there is lacking any such material Permit required in connection with the current operations of the
Company or such Subsidiary.

                  4.14 Environmental and Safety Laws. Neither the Company nor
any Subsidiary is in violation of any applicable Laws relating to the environment or occupational health where the failure to so comply could have a
Material Adverse Effect with respect to health

and safety and the environment and no material expenditures are or will be required in order to comply with any such existing Laws.

                  4.15 Investment Company Act. Neither the Company nor any
Subsidiary is, nor is the Company or any Subsidiary directly or indirectly controlled by or acting on behalf of any Person that is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  4.16 Insurance. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company, its Subsidiaries and their respective properties, business and projects against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the
Company nor any Subsidiary has reason to believe that the Company and its
Subsidiaries will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or the applicable Subsidiary. Neither the Company nor any Subsidiary is in default in any material respect with respect to any provision contained in any insurance policy maintained by the Company or any of its Subsidiaries, and neither the Company nor any Subsidiary has failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.

                  4.17 Securities Laws; No General Solicitation. Based upon the representations of the Purchaser contained in Section 5.2, the Company has complied in all material respects with all applicable U.S. federal and state securities laws in connection with the offer, issuance and sale of the Common
Stock pursuant to this Agreement. Neither the Company nor anyone acting on its behalf has sold, offered to sell or solicited offers to buy the Common Stock or similar securities to, or solicited offers with respect thereto from, or entered into any preliminary conversations or negotiations relating thereto with, any
Person, so as to bring the issuance and sale of the Common Stock pursuant to this Agreement under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any Person acting on its behalf has offered the Common Stock to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

                  4.18 Registration Rights. Except for the rights set forth in
Registration Rights Agreement between the Company and the Purchaser dated the date hereof (the "Registration Rights Agreement"), no Person has demand or other rights to cause the Company to file any registration statement under the
Securities Act relating to any securities of the Company or any right to participate in any such registration statement. The Company will use its best efforts within sixty (60) days of the Closing to file a registration statement on Form SB-2 with the Securities Exchange Commission for the Common Stock being purchased by Purchaser pursuant to this Agreement.

                  4.19 Compliance With Federal and State Laws and Regulations
With Respect to Mortgage Brokerage and Banking Business. The Company is subject to stringent state and

federal regulation with respect to its business set for in the Regulation and
Licensing and Regulation of Mortgage Brokerage Loan Business sections of the
Company's Form 10-KSB/A for the fiscal year ended 12/31/04. The business of the
Company complies with all regulations set for such sections of the Company's
Form 10-KSB/A for the fiscal year ended 12/31/04.

                  4.20 Disclosure. This Agreement, the other Transaction
Documents and any other documentation or written information furnished to the
Purchaser by the Company, together in each case with any exhibits, appendices or schedules hereto or thereto, taken together and in the context of all such written materials provided to the Purchaser by the Company, in each case, as furnished or disclosed in connection with the decision to purchase the shares of
Common Stock, do not contain any untrue statement of material fact or omit any material fact necessary to make the statements herein or therein, when taken together and in the context of such written materials, not materially misleading in light of the circumstances under which they were made. There is no fact which has not been disclosed to the Purchaser of which the Company or any Subsidiary has knowledge and which has had or which the Company or any Subsidiary reasonably anticipates could reasonably be expected to result in a Material
Adverse Change.

                  4.21 Transactions With Affiliates and Employees. Except as set
forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

                  4.22 Sarbanes-Oxley. Except as set forth in the SEC Reports, the Company is in material compliance with all provisions of the Sarbanes-Oxley
Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules
13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange
Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the
Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of the Regulation S-K under the Exchange Act) or, to the knowledge of the Company, in other factors that could significantly affect the Company's internal controls.

                                       10

                  4.23 Certain Fees. Other than the fees payable to Crusader
Securities pursuant to the Advisory Agreement, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other
Person (collectively, "Intermediary") with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction
Documents.

                  4.24 Listing and Maintenance Requirements. The Company's
Common Stock is registered pursuant to Section 12 (g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the
Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Company is in compliance with the rules and regulations of the NASD with respect to the trading of its shares of Common Stock on the OTCBB.

                  4.25 Application of Takeover Protections. The Company and its
Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill
(including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the
Company fulfilling their obligations or exercising their rights under the
Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchaser's ownership of the Securities.

                  4.26 No Integrated Offering. Assuming the accuracy of the
Purchaser's representations and warranties set forth in Section 5.2, neither the
Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security of solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the
Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any trading market on which any of the securities of the Company are listed or designated.

                  4.27 Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Common Stock hereunder, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities
(including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as

                                       11

now conducted and as proposed to be conducted including its capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to reasonably believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date or Subsequent Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.
For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of
Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

                  4.28 Foreign Corrupt Practices. Neither the Company, nor to
the knowledge of the Company, any agent or other person acting on behalf of the
Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign
Corrupt Practices Act of 1977, as amended.

                  4.29 Accountants. The Company's accountants are set forth on
Schedule 4.29 of the Disclosure Schedule. To the knowledge of the Company, such accountants, who have expressed their opinion with respect to the financial statements to be included in the Company's Annual Report on Form 10-KSB for the
year ending December 31, 2004, are a registered public accounting firm as required by the Securities Act.

                  4.30 Acknowledgment Regarding Purchaser's Purchase of
Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the
Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this
Agreement and the transactions contemplated hereby and any advice given by the
Purchaser or any of its representatives or agents in connection with this
Agreement and the transactions contemplated hereby is merely incidental to the
Purchaser's purchase of the Securities. The Company further represents to
Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

                                       12

                  4.31 Manipulation of Price. The Company has not, and to its
knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Stock, purchased by Purchaser, (ii) sold, bid for, purchase, or paid any compensation for soliciting purchases of, any of the Common Stock purchased by Purchaser (other than for the fees to Crusader Securities), or
(iii) paid or agreed to pay to any person any compensation for soliciting another to purchase an other securities of the Company.

               5. Representations and Warranties of the Purchaser. The Purchaser
hereby represents and warrants to the Company that:

                  5.1 Capacity; Authorization. The Purchaser has all legal power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. This Agreement and each of the other Transaction Documents to which the Purchaser is a party have been duly and validly executed and delivered by the Purchaser and, assuming due execution and delivery by the Company and each other applicable party to this
Agreement and the other Transaction Documents, this Agreement and each of the other Transaction Documents to which the Purchaser is a party will constitute a legal, valid and binding obligations of the Purchaser, enforceable against the
Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors'
rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  5.2 Investment Purposes. (a) The Purchaser is acquiring the
Common Stock it has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution or transfer thereof within the meaning of the Securities Act, and the Purchaser is not participating directly or indirectly in the underwriting of any such distribution or transfer of the Common Stock, nor will the Purchaser act in any way that would deem the
Purchaser an underwriter, within the meaning of the Securities Act, of the
Common Stock, (b) the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (c) the Purchaser is an "accredited investor" within the meaning of
Rule 501 of Regulation D under the Securities Act, (d) the Company has made available to the Purchaser the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment and to verify the accuracy of any information, documents, financial statements, records and books made available by the Company and its representatives, (e) the Purchaser understands, acknowledges and agrees that, except as otherwise provided in the Registration Rights Agreement, the Common
Stock has not been and will not be registered under (and that the Company has no present intention to register the Common Stock) the Securities Act or applicable state securities laws, and may not be sold or otherwise transferred by the
Purchaser to a United States person unless the Common Stock has been registered under the Securities Act and applicable state securities laws or are sold or transferred in a transaction exempt therefrom, (f) except for Crusader
Securities, LLC and its Affiliates, no broker has acted on behalf of the
Purchaser in connection with this Agreement, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in

                                       13

connection therewith based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser, (g) the Purchaser can bear the economic risks of an investment in the Company for an indefinite period of time and has adequate means of providing for the Purchaser's current needs and possible personal contingencies and has no present or contemplated need for liquidity of the Purchaser's investment in the Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, (h) the Purchaser has been represented by such advisors, each of whom has been personally selected by the Purchaser, as the Purchaser has found necessary to consult concerning the transaction contemplated hereby, (i) with respect to any tax aspects of the issuance of the Common Stock to the Purchaser, the Purchaser is relying solely upon the advice of the Purchaser's own personal tax advisors, and/or upon the
Purchaser's own knowledge with respect thereto, (j) the Purchaser understands that the shares of Common Stock are "restricted securities" under the Securities
Act and may not be sold without being registered under the Securities Act, or sold pursuant to an exemption thereunder, (k) none of the Purchaser, any member of the Purchaser, nor any Affiliate of any such Person has engaged in any form of general solicitation or general advertising (as such terms are defined in
Rule 502(c) under the Securities Act) or in any "directed selling efforts" (as such term is defined in Regulation S under the Securities Act), and (l) none of the Purchaser, any member of the Purchaser, nor any Affiliate of any such Person has offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such term is defined in the Securities Act) of the Company in a manner which would require registration under the Securities Act.

                  5.3 Litigation. There are no Legal Proceedings pending or, to the knowledge of the Purchaser, threatened that question the validity of this
Agreement or any of the other Transaction Documents or any action taken or to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby or thereby.

                  5.4 Certain Trading Activities. Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, engaged in any transactions in the securities of the Company (including, without limitations, any short sales involving the
Company's securities). Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company. Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

                  5.5 Access To Information. Purchaser acknowledges that it has reviewed the SEC Reports and the Transaction Documents and has been afforded (i)
the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Common Stock and the merits and risks of investing in the Common Stock; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospectus sufficient to enable it to evaluate its investment; and (iii)

                                       14

the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Common Stock. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its Representatives shall modify, amend or affect Purchaser's right to reply on the truth, accuracy and completeness of the SEC Reports and the Transaction
Documents, and the Company's representations and warranties contained in the
Transaction Documents.

               6. Further Agreements of the Parties.

                  6.1 Use of Proceeds. The Company shall use the proceeds from the sale of the Common Stock under this Agreement for the Spin Off, acquisitions of companies and businesses in its line of business, and for working capital and general corporate purposes.

                  6.2 Access to Information. The Purchaser shall be entitled to inspect and examine the books, records, files, financial statements, long-term business plans and other business plans of the Company. No investigation by the
Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or the other Transaction Documents. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination of the affairs of the Company and investigation as may be reasonably requested, the Company shall cause its
Representatives to cooperate fully with the Representatives of the Purchaser in connection with such review and examination.

                  6.3 Other Actions. The Company and the Purchaser agree to
execute and deliver such other documents and take such other actions as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the other Transaction Documents.

                  6.4 Indemnity.

                  (a) The Company agrees to indemnify, defend and hold harmless the Purchaser (and its members (and each officer and director thereof), managers, officers, Employees, Affiliates, Representatives and permitted assigns) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, and reasonable attorneys' fees, disbursements and related charges) (collectively, "Losses")
based upon, arising out of or otherwise in respect any breach of any of the representations, warranties, covenants or agreements made by the Company in this
Agreement or in the other Transaction Documents or any action instituted against
Purchaser, or its Affiliates, by any stockholder of the Company who is not an
Affiliate of Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of
Purchaser's representations, warranties or covenants under the Transaction
Documents or any agreements or understandings Purchaser may have with any such stockholder or of any violations by Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

                                       15

                  (b) The Purchaser agrees to indemnify, defend and hold
harmless the Company (and its directors, officers, stockholders, Employees,
Affiliates, Representatives and permitted assigns) from and against any and all
Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach by the Purchaser of any representations or warranties of the Purchaser
(and no other) contained in this Agreement up to a maximum amount not to exceed the aggregate Purchase Price and Adjusted Purchase Price, as applicable, paid by the Purchaser.

                  (c) A party that receives a claim from a third party which may result in Losses for which the party would be eligible to be indemnified hereunder (the "Indemnified Party") will promptly notify the other party (the
"Indemnifying Party") of the claim (the "Notice of Claim"). The Indemnifying
Party shall assume the defense of such claim through counsel of its own choosing approved by the Indemnified Party (such approval not to be unreasonably withheld) and shall make all decisions regarding the defense thereof, including any decision to settle such claim, provided that any settlement which would result in the imposition of injunctive or other equitable relief or any liability or Loss against the Indemnified Party is subject to the Indemnified
Party's consent, such consent to be given or withheld in such Indemnified
Party's sole discretion. If the Indemnifying Party assumes the defense of the claim, the Indemnified Party shall fully cooperate in such defense at the cost and expense of the Indemnifying Party. In such case, the Indemnified Party, may, at its own expense, elect to participate in the defense of the claim through counsel of its choosing, in which case the Indemnifying Party shall have no obligation to indemnify the Indemnifying Party for the costs and expenses of such counsel. If the Indemnifying Party fails to confirm in writing that it will assume the defense of the claim within ten days after receipt of the Notice of
Claim, the Indemnified Party may defend the claim through counsel of its own choosing at the cost and expense of the Indemnifying Party.

                  (d) All representations and warranties set forth in this
Agreement or in any writing or certificate delivered in connection with this
Agreement (including the other Transaction Documents) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of the Purchaser, the knowledge of the Purchaser, or the acceptance by the Purchaser of any certificate or opinion.

                  6.5 Other Affirmative Covenants of the Company. Without
limiting any other covenants and provisions hereof, the Company covenants and agrees that it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                  (a) The Company shall pay and discharge, and cause each
Subsidiary to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. The Company shall pay, and cause each Subsidiary to pay, when due, or in conformity with

                                       16

customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

                  (b) The Company shall maintain insurance (including, if
determined in good faith by the Board of Directors of the Company, key man life insurance for key Employees of the Company) with a reputable insurance company or association in such amount and covering such risks as is customary coverage covering its properties and businesses customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or any Subsidiary operates for the type and scope of its properties and businesses and the Company shall maintain, and cause each
Subsidiary to maintain, such insurance. The Company will not cause or permit any assignment of the proceeds of the life insurance policies specified in the first sentence of this paragraph and will not borrow against such policies.

                  (c) The Company shall preserve and maintain (except where
noncompliance will not result in a Material Adverse Effect) and, unless the
Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain (except where noncompliance will not result in a Material
Adverse Effect), its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.
The Company (except where noncompliance will not result in a Material Adverse
Effect) shall use commercially reasonable best efforts to secure, preserve and maintain and cause each Subsidiary (except where noncompliance will not result in a Material Adverse Effect) to use commercially reasonable best efforts to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, Permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and deemed by the Company to be material to the conduct of its business or the business of any Subsidiary.

                  (d) The Company shall comply, and cause each Subsidiary to comply, in all material respects, with the requirements of all applicable Laws and Orders of any Governmental Body.

                  (e) The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and any
Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization,
Taxes, bad debts and other purposes in connection with its business shall be made.

                  (f) The Company shall use commercially reasonable efforts to maintain and preserve, and cause each Subsidiary to use commercially reasonable efforts to maintain and preserve, all of its material properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, including, without limitation, the maintenance and preservation of any material patents, licenses,

                                       17

Permits or agreements being used by the Company in its business as now operated and as now proposed to be operated.

                  6.6 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (i) obtain all consents, approvals or actions of, make all filings with and give all notices to governmental or regulatory authorities or any other public or private third parties required of the Purchaser or the
Company to consummate the matters contemplated hereby, and (ii) provide such other information and communications to such governmental or regulatory authorities or other public or private third parties as the other party or such governmental or regulatory authorities or other public or private third parties may reasonably request.

                  6.7 Notice. The Purchaser and the Company will notify each other promptly in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, any event, transaction or circumstance occurring after the date of this
Agreement that causes or will cause any covenant or agreement of the Purchaser or the Company, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Purchaser or the Company, as the case may be, contained in this Agreement or the other
Transaction Documents as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section 6.8 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents for purposes of determining satisfaction of any condition contained herein.

                  6.8 Fulfillment of Conditions. Subject to the terms and
conditions of this Agreement, each of the Purchaser and the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither the Company nor the
Purchaser will, nor will they permit any of their Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition. On each Subsequent Closing Date, the
Company will deliver to the Purchaser a certificate signed by its President or
Chief Financial Officer stating that the representations and warranties in this
Agreement are true and correct as of such date.

                  6.9 Legend. The Purchaser agrees with the Company that (unless either (i) the Common Stock is registered under the Securities Act or (ii) the
Purchaser shall deliver to the Company an opinion of counsel or such other information reasonably satisfactory to the Company that the shares represented thereby need no longer be subject to the restriction contained herein) the certificates evidencing the Common Stock will bear a legend in substantially the following form:

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
               REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY

                                       18

               STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNLESS THEY ARE
               SO REGISTERED OR AN EXEMPTION TO REGISTRATION IS AVAILABLE.

                  6.10 Removal of Legend.

                  (a) The legend endorsed on the certificates pursuant to the provisions of this Agreement shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to
Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities may be sold by the holder without restriction or registration under
Rule 144(k) under the Securities Act (or any successor provision) and, in the case of clauses (ii) and (iii), the holder thereof has delivered to the Company an opinion of counsel or other information reasonably satisfactory to the
Company that such legend is not required in order to establish compliance with any provisions of the Securities Act.

                  (b) The Company acknowledges and agrees that Purchaser may from time-to-time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the
Common Stock to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, Purchaser may transfer pledged or secured Common Stock to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of th Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be require in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of shares of Common Stock may reasonably request in connection with a pledge or transfer of the securities, including, if the shares of Common Stock are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

                  (c) Certificates evidencing the shares shall not contain any legend (i) while a registration statement (including the Registration Statement)
covering the resale of such security is effective under the Securities Act, or
(ii) following any sale of such shares pursuant to Rule 144, or (iii) if such shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The
Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Closing Date and Subsequent Closing Date if required by the Company's transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Closing Date and Subsequent
Closing Date or at such time as such legend is no longer required, the delivery by Purchaser to the Company or the Company's transfer agent of a certificate representing shares

                                       19

issued with a restrictive legend (such third trading day, the "Legend Removal
Date"), deliver or cause to be delivered to Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this
Section. Certificates for Common Stock subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser's broker with the Depository Trust
Company System.

                  (d) Nothing herein shall limit Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any shares as required by the Transaction Documents, and Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

                  (e) Purchaser agrees that the removal of the restrictive
legend from certificates representing Common Stock is predicated upon the
Company's reliance that Purchaser will sell shares of Common Stock pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

                  (f) Until ninety (90) days after the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the
Common Stock without the prior written consent of the Purchaser, which shall not be unreasonably withheld.

                  6.11 Regulatory Compliance. The Company will comply with all state and federal regulations applicable to its business.

               7. Other Obligations of the Parties.

                  7.1 Certain Notifications. At all times prior to the Closing, each party hereto shall as promptly as reasonably practicable notify the others in writing of the occurrence of any event of which it obtains knowledge which will result, or in the opinion of such party has a reasonable prospect of resulting, in the failure to satisfy the conditions specified in Section 8 hereof.

                  7.2 Public Announcements. The parties hereto agree to consult promptly with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

                  7.3 Furnishing Information. Each of the parties hereto will, as soon as practicable after reasonable request therefor, furnish all the information concerning it required for inclusion in any statement or application made by any of them to any governmental or regulatory body in connection with the transactions contemplated by this Agreement.

                                       20

               8. Conditions to Closing.

                  8.1 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to purchase and pay for the Common Stock which it has agreed to purchase on the Closing Date and any Subsequent Closing Date is subject to the fulfillment in all material respects prior to or on the Closing Date and any
Subsequent Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchaser:

                  (a) Representations and Warranties. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Closing Date or any Subsequent Closing Date (other than those representations and warranties made expressly as of a date prior to the Closing
Date or any Subsequent Closing Date) and shall then be true and correct.

                  (b) Compliance with Agreement. The Company shall have
performed and complied with all agreements and conditions required by this
Agreement to be performed or complied with by the Company on or before the
Closing Date

                  (c) Execution and Delivery of Other Agreements. The Purchaser
shall have received fully executed copies of the Registration Rights Agreement dated the date hereof.

                  (d) Other Conditions. The Company has represented to Purchaser that there are no other conditions to Closing.

                  (e) Approvals. The Company shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental
Body, including, without limitation, the approval of any other Person required for the valid execution of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

                  (f) No Injunction. No Governmental Body or any other Person shall have issued an Order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement, nor shall any such Order be threatened or pending.

                  (g) No Material Adverse Change. Since March 31, 2005, there shall not have been a Material Adverse Change.

                  (h) Certificate of Officer. The Company shall have delivered to the Purchaser a certificate dated the Closing Date or any Subsequent Closing
Date, executed by its Chief Executive Officer or Chief Financial Officer,
certifying the satisfaction of the conditions specified in paragraphs (a)
through (g) of this Section 8.1.

                  (i) Supporting Documents. The Purchaser shall have received the following:

                       (i) Copies of resolutions of the Board certified by the
Secretary or Assistant Secretary of the Company, Transaction Documents and the
issuance of the

                                       21

Common Stock, certified copies of the By-Laws and Certificate of Incorporation, as amended, of the Company, the forms of stock certificates, and all other documents and instruments to be delivered pursuant hereto and thereto; and

                       (ii) A certificate of incumbency executed by the
Secretary or Assistant Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the Certificate of
Incorporation and By-Laws of the Company delivered to the Purchaser at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

                  (j) Updating of Information. The Company shall have promptly delivered to the Purchaser any information concerning events subsequent to the date of this Agreement which is necessary to supplement the information contained in or made a part of the representations and warranties contained herein, including the schedules provided in connection with this Agreement, or delivered by the Company pursuant to any of the covenants contained herein, in order that the information contained herein or so delivered be complete and accurate in all material respects as of the Closing Date and any Subsequent
Closing Date.

                  8.2 Conditions of Company's Obligations. The Company's
obligation to issue and sell shares of Common Stock to the Purchaser on the
Closing Date and any Subsequent Closing Date is subject to the fulfillment prior to or on the Closing Date and any Subsequent Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:

                  (a) Representations and Warranties. The representations and warranties of the Purchaser under this Agreement shall be deemed to have been made again on the Closing Date or any Subsequent Closing Date and shall then be true and correct in all material respects.

                  (b) Payment of Purchase Price or Adjusted Purchase Price. In
accordance with Section 2 hereof, the Purchaser participating in the Closing or any Subsequent Closing Date shall have delivered Payment of the Purchase Price or Adjusted Purchase Price specified in Section 2 hereof to an account designated by the Company.

                  (c) No Injunction. No Governmental Body or any other Person shall have issued an Order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor shall any such Order be threatened or pending.

                  (d) Approvals. The Purchaser shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental
Body, including, without limitation, the approval of any other Person required for the valid execution of this Agreement and the transactions contemplated hereby.

               9. Miscellaneous.

                  9.1 Certain Definitions.

                                       22

         "Affiliate" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlative meanings,
"controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Business Day" means each day on which banks are generally open for business in New York.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Contract" means any contract, agreement, indenture, note, bond, loan, guarantee, instrument, lease, conditional sales contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

         "Dollars" or "$" means the currency of the United States or its foreign currency equivalent at the time the determination is made.

         "Employee" means any current employee, office consultant, independent contractor, agent, officer or director of the Company or any Subsidiary.

         "GAAP" means generally accepted accounting principles, as in effect in the United States.

         "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

         "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

         "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial
Code (or similar laws) of any jurisdiction and including any lien or charge arising by statute or other law.

         "Material Adverse Change" means any material adverse change in the business, assets, liabilities, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, that in making any such determination, it shall be assumed that the transactions contemplated hereunder have been consummated.

                                       23

         "Material Adverse Effect" means any event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a material adverse effect (i) on the business, assets, liabilities, properties, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (ii) on the ability of the Company and such Subsidiaries to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby.

         "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

         "Permit(s)" means any approvals, authorizations, consents, licenses, permits or certificates by or of any Governmental Body.

         "Permitted Liens" shall mean (a) Liens for ad valorem real or personal property taxes or assessments not at the time due or which are not delinquent and are being contested in good faith, (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers', and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent, (c) Liens for any purchase money mortgage on leased equipment, and (d) Liens in effect on the date hereof listed on Schedule 9.1.

         "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

         "Register" means to register under the Securities Act and applicable state securities laws for the purpose of effecting a public sale of securities.

         "Representatives" of a Person means its officers, Employees, consultants, agents, legal advisors and accountants.

         "SEC" means the Securities and Exchange Commission.

         "Tax" and "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, mortgage, mortgage recording, real estate transfer, real estate tax, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  9.2 Specific Performance. Each of the parties hereto
acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other parties hereto and that the other parties hereto will not have an adequate remedy at law. Therefore, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be

                                       24

cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                  9.3 Further Assurances. The Company and the Purchaser agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                  9.4 Submission to Jurisdiction; Consent to Service of Process.

                  (a) The parties hereto hereby irrevocably submit to the
non-exclusive jurisdiction of any federal or state court located within the
Borough of Manhattan, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the parties hereto hereby consents to process
being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 9.16 hereof.

                  9.5 Entire Agreement; Amendments and Waivers. This Agreement
(including the schedules and exhibits hereto) and the other Transaction
Documents represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction.

                                       25

                  9.7 Headings; Interpretive Matters. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. No provision of this
Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                  9.8 Securities Laws Disclosure; Publicity. The Company shall timely issue a Current Report on Form 8-K (no later than the second (2nd)
Business Day following the Closing Date and any Subsequent Closing Date), reasonably acceptable to Purchaser disclosing the material terms of the transactions contemplated hereby, and shall attach forms of the Transaction
Documents thereto. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the
Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.
Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency, without the prior written consent of Purchaser, except
(i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the
extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under subclause (i) or (ii). In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or
other remedy provided herein or in the Transaction Documents, Purchaser shall have the right to make, public disclosure in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents, provided that Purchaser gives the Company at least two (2) Business Days' notice of its intention to make such public disclosure and provides such intended disclosure to the
Company. Purchaser shall not have any liability to the Company, its
Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

                  9.9 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Common Stock as required under Regulation D and to provide a copy thereof to Purchaser promptly after such filing. The
Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Common Stock for, the sale to the Purchaser at the Closing and
Subsequent Closing and issuance to the Purchaser pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United
States, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Common Stock required under applicable securities or "Blue Sky" laws of the states of the United States following the
Closing Date and Subsequent Closing Date.

                                       26

                  9.10 Shareholder Rights Plan. No claim will be made or
enforced by the Company or, to the knowledge of the Company, any other Person that Purchaser is an "Acquiring Person" under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangements, by virtue of receiving Common Stock under the Transaction
Documents or under any other agreement between the Company and the Purchaser.
The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

                  9.11 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing representations in effecting transactions in Common
Stock of the Company.

                  9.12 Reimbursement. If Purchaser becomes involved in any
capacity in any Legal Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by Purchaser to or with any current stockholder or as a result of a breach of Purchaser's representations, warranties or covenants under the
Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance), solely as a result of
Purchaser's acquisition of the Common Stock under this Agreement, the Company will reimburse Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith)
incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person. The
Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have the liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Common Stock under this
Agreement (unless such claim arises primarily from a breach of Purchaser's representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or any violations by Purchaser of state or federal securities laws or any conduct by
Purchaser which constitutes fraud, gross negligence willful misconduct or malfeasance).

                  9.13 Subsequent Equity Sales. Except for sales of Common Stock to Purchaser pursuant to this Agreement and except for sales of Common Stock that are not sold at a discount to the Company's closing bid price as reported on the OTCBB immediately prior to the date of sale, neither the Company nor any
Subsidiary shall issue shares of Common Stock or Common

                                       27

Stock equivalents. Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

                  9.14 Short Sales and Confidentiality After The Date Hereof.
Purchaser covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any short sales during the period after the time Purchaser or any of its Affiliates started discussing the transactions with the Company contemplated in this Agreement and ending at the time that the transactions contemplated by this Agreement are first publicly announced. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transactions (including the existence and terms of this transaction).

                  9.15 Delivery of Securities After Closing. The Company shall deliver, or cause to be delivered, the Common Stock purchased by Purchaser to
Purchaser within three (3) Trading Days of the Closing Date.

                  9.16 Notices. All notices and other communications under this
Agreement shall be in writing and shall be deemed given when delivered personally, telecopied or mailed by certified mail, return receipt requested, to the parties at the address or telecopier number indicated in the signature pages hereof or as subsequently modified by written notice. All notices are effective upon receipt or upon refusal if properly delivered.

                  9.17 Severability. If any provision of this Agreement is
invalid or unenforceable, the balance of this Agreement shall remain in effect.

                  9.18 Binding Effect; Assignment. This Agreement shall be
binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company or the Purchaser
(by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights and obligations hereunder, in whole or in part, to any
Affiliate of the Purchaser, but such assignment shall not relieve the assigning
Purchaser of its obligations hereunder. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchaser as a purchaser or holder of Common Stock (or any securities pursuant to which such Common Stock may be converted or exercised into) are also for the benefit of and enforceable by, any subsequent holder of such Common Stock. Upon any permitted assignment, the references in this
Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

                  9.19 Counterparts. This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                       28

                  9.20 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of)
the Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then
Purchaser may rescind or withdraw, in its sole discretion from time-to-time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         [Remainder of Page Intentionally Blank, Signature Page Follows]

                                       29

         IN WITNESS WHEREOF, the parties hereto have duly executed this Common
Stock Purchase Agreement, as of the date first set forth above.

Notice Address:                          The Company:

6330 S. Sandhill Road, Suite 8           CONSUMER DIRECT OF AMERICA
Las Vegas, Nevada  89120
Attention:  President                    By:   /s/ Michael A. Barron
                                               ---------------------
Tel:   702-547-7300                            Name: Michael A. Barron
Fax:  702-851-5643                             Title:   Chief Executive Officer

Notice Address:                          The Purchaser:

237 Park Avenue, Suite 1000              CRUSADER CAPITAL PARTNERS II, LLC
New York, New York
Attention:  Chairman                     By its Manager: Crusader Capital, LLC
Tel:   (212) 536-7900
Fax:  (212) 536-7979
                                         By:  /s/ Blair A. West
                                              -----------------
                                              Name: Blair A. West
                                              Title:   Manager

With copies to:

Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C.
One Pennsylvania Plaza, 37th Floor
New York, New York 10119-3701
Attention:  Thomas More Griffin, Esq.
Tel:  (212) 649-4737
Fax:  (973) 639-6325